UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       May 20, 2004

YELLOW ROADWAY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas	66211

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (913) 696-6100

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE
Certain Pro Forma Financial Information

Item 5. Other Events

Yellow Roadway Corporation is filing its unaudited pro forma financial information by quarter for 2003. The unaudited pro forma financial information presents the combined results of Yellow Roadway Corporation as if the acquisition of Roadway Corporation (completed on December 11, 2003) had occurred as of the beginning of the 2003 fiscal year. The unaudited pro forma financial information is not intended to represent or be indicative of the consolidated results of operations of Yellow Roadway that would have been reported had the acquisition been completed as of January 1, 2003, and should not be taken as representative of the future consolidated results of operations of Yellow Roadway. These results are not comparable to the results of Yellow Roadway for the 2004 fiscal year due to the conversion of the Roadway entities’ reporting to a calendar quarter in 2004. The dates included in each of the Roadway Corporation 2003 reporting periods are indicated in the historical columns for each period presented.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

The following pro forma information is included in Exhibit 99.1 hereto and incorporated herein by reference:

Unaudited Condensed Combined Pro Forma Statement of Operations for the Three Months Ended March 31, 2003

Unaudited Condensed Combined Pro Forma Statement of Operations for the Three Months Ended June 30, 2003

Unaudited Condensed Combined Pro Forma Statement of Operations for the Three Months Ended September 30, 2003

Unaudited Condensed Combined Pro Forma Statement of Operations for the Three Months Ended December 31, 2003

Notes to Unaudited Condensed Combined Pro Forma Financial Statements

(c)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Certain pro forma financial information (see Item 7(b) above)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YELLOW ROADWAY CORPORATION (Registrant)
Date: May 20, 2004	By:	/s/ Donald G. Barger, Jr.
Donald G. Barger, Jr.
Senior Vice President and Chief Financial Officer